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AUDITED FINANCIAL STATEMENTS

2235150 Ontario Inc.

December 31, 2011 and 2010

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CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM 1

BALANCE SHEETS………………………….………………………………….….… 3

STATEMENTS OF OPERATIONS……………………………….…………………. 4

STATEMENTS OF CASH FLOWS………………………………………………..… 5

STATEMENT OF STOCKHOLDERS’ DEFICIT………………………………….. 6

NOTES TO FINANCIAL STATEMENTS…………………………………………... 7

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FL Office

7951 SW 6th St., Suite. 216

Plantation, FL 33324

Tel: 954-424-2345

Fax: 954-424-2230

NC Office

19720 Jetton Road, 3rd Floor

Cornelius, NC 28031

Tel: 704-892-8733

Fax: 704-892-6487

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

2235150 Ontario Inc.

We have audited the accompanying balance sheets of 2235150 Ontario Inc. (“the Company”) as of December 31, 2011 and 2010 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2011 and 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2235150 Ontario Inc. as of December 31, 2011 and 2010, and the results of its operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

/ Bongiovanni & Associates, CPA’s/

Bongiovanni & Associates, CPA’s

Certified Public Accountants

Cornelius, North Carolina

The United States of America

March 1, 2013

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2235150 ONTARIO INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2011 AND DECEMBER 31, 2010

ASSETS	12/31/2011	12/31/2010

CURRENT ASSETS:
Cash	$5,064	$19,893
Other current assets	—	415
TOTAL CURRENT ASSETS	5,064	20,308

FIXED ASSETS:
Building held for leasing	942,710	942,710
Building improvements held for leasing	114,764	85,599
Accumulated depreciation	(57,764)	(15,540)
TOTAL FIXED ASSETS	999,710	1,012,769

TOTAL ASSETS	$1,004,774	$1,033,077

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$2,923	$—
Current portion of bank note payable	17,540	18,621
TOTAL CURRENT LIABILITIES	20,463	18,621

LONG-TERM LIABILITIES
Due to related parties	528,968	517,712
Bank loan payable	541,261	571,361
TOTAL LONG-TERM LIABILITIES	1,070,229	1,089,072

STOCKHOLDERS' (DEFICIT)
Common stock (no par value, unlimited shares authorized per Certificate of Incorporation, 3 shares issued and outstanding at December 31, 2011 and 2010	—	—
Additional paid in capital	3	3
Accumulated other comprehensive income (loss)	(13,650)	(37,526)
Retained deficit	(72,271)	(37,093)
TOTAL STOCKHOLDERS' (DEFICIT)	(85,918)	(74,616)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$1,004,774	$1,033,077

The accompanying notes are an integral part of these financial statements

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2235150 ONTARIO INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	For the Years Ended
	12/31/2011	12/31/2010
REVENUES:
Revenues - related parties	$65,255	$36,544
Cost of revenues - depreciation	42,224	15,540
Gross profit	23,032	21,003

EXPENSES:
Selling, general and administrative expenses	28,673	36,066
Total expenses	28,673	36,066

(Loss) from operations	$(5,641)	$(15,062)

Other income (expense):
Interest expense	$(29,537)	$(22,031)

Loss before income taxes	(35,178)	(37,093)

Provision for income taxes	—	—

Other comprehensive income (loss):
Foreign currency translation adjustment	23,876	(37,526)

COMPREHENSIVE LOSS	$(11,302)	$(74,619)

Basin and fully diluted loss per common share	$(3,767)	$(24,873)

Weighted average common shares outstanding	3	3

The accompanying notes are an integral part of these financial statements

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2235150 ONTARIO INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	For the Years Ended
	12/31/2011	12/31/2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(35,178)	$(37,093)
Adjustments to reconcile (net loss) to net cash
provided by operations:
Depreciation	42,224	15,540
Other current assets	418	(401)
Accounts payable	3,008	—
NET CASH PROVIDED BY OPERATING ACTIVITIES	10,471	(21,954)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disbursements for building improvements	(29,831)	(85,561)
NET CASH (USED IN) INVESTING ACTIVITIES	(29,831)	(85,561)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing from related parties	23,291	139,541
Principal repayments of bank note payable	(18,738)	(12,808)
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,553	126,733

Foreign currency translation adjustment	(22)	676

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(14,829)	19,893

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE YEAR	19,893	—

END OF THE YEAR	$5,064	$19,893

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of building through bank and related party borrowing	$—	$943,348

Deposit on purchase of building made by related party directly to seller	$—	$121,407

Incurrence of bank note payable for purchase of building	$—	$582,755

The accompanying notes are an integral part of these financial statements

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223510 ONTARIO INC.
STATEMENT OF STOCKHOLDERS' (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Retained
	Shares	Amount	Capital	Income	Deficit	Total

Balances, December 31, 2009	3	$—	$3	$—	$—	$3

Foreign currency translation adjustment for 2010	—	—	—	(37,526)	—	(37,526)

Net loss for the year ended December 31, 2010	—	—	—	—	(37,093)	(37,093)

Balances, December 31, 2010	3	$—	$3	$(37,526)	$(37,093)	$(74,616)

Foreign currency translation adjustment for 2011	—	—	—	23,876	—	23,876

Net loss for the year ended December 31, 2011	—	—	—	—	(35,178)	(35,178)

Balances, December 31, 2011	3	$—	$3	$(13,650)	$(72,271)	$(85,918)

The accompanying notes are an integral part of these financial statements

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NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity— 2235150 Ontario Inc. (“The Company”) was organized under the laws of the Province of Ontario on February 25, 2010. The purpose of the company is to buy, sell, rent, and improve any and all aspects of real estate. The Company owns one building in Mississauga, Ontario Canada that it leases to two separate related parties.

Basis of Presentation— The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

Cash and Cash Equivalents—For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates— In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivables, inventories, income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from these estimates.

Revenue Recognition— The Company’s revenue is derived from rental income from two leases with related parties due to common ownership of businesses. The now expired leases are considered month-to-month leases. In accordance with section 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition, the cost of property held for leasing by major classes of property according to nature or function, and the amount of accumulated depreciation in total, is presented in the accompanying December 31, 2011 balance sheet. There are no contingent rentals included in income in the accompanying statements of operations. With the exception of the month-to-month leases, revenue is recognized on a straight-line basis and amortized into income on a monthly basis, over the lease term.

Comprehensive Income (Loss)— The Company reports Comprehensive income and its components following guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Foreign currency translation adjustment is the only item of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Loss Per Share— The Company reports earnings (loss) per share in accordance with FASB Accounting Standards Codification 260 “Earnings per Share” (“ASC 260”). This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the earnings (loss) per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the periods presented. There were no adjustments required to net income for the periods presented in the computation of diluted earnings per share. There were no common stock equivalents (CSE) necessary for the computation of diluted earnings per share.

Income Taxes— Income taxes are determined in accordance with Accounting Standards Codification Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Fair Value of Financial Instruments— The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification (“ASC”) for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB ASC (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2011 and 2010 nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the for the years ended December 31, 2011 and 2010, respectively.

Impairment of Long-Lived Assets— The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting Standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets.  Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If so, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the periods ended December 31, 2011 and 2010.

Property and Equipment—Depreciable assets are stated at cost. As of December 31, 2011, the Company had the following depreciable assets:

Asset	Cost	Accumulated Depreciation	Book Value	Estimated Life	Estimated Annual Depreciation
Rental Property	$ 942,710	$ 52,301	$ 890,409	27.5	$ 38,800
Leasehold Improvements	$ 114,764	$ 5,463	$ 109,301	27.5	$ 4,700
	$ 1,057,474	$ 57,764	$ 999,710		$ 43,500

Foreign Currency Translation— The functional currency of the Company is the Canadian dollar. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective years.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Current assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates of the year while fixed assets and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity. The exchange rates in effect as of December 31, 2011 and 2010 were US$1 for Canadian $1.017 and Canadian $.994, respectively. The average exchange rates for the two years ended December 31, 2011 and 2010 were US$1 for Canadian $.989 and Canadian $1.030, respectively. There is no significant fluctuation in exchange rate for the conversion of Canadian Real to US dollars after the balance sheet date.

Off Balance Sheet Arrangements— The Company does not have any off-balance sheet arrangements.

Related Parties — The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies — The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Uncertain Tax Positions — The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the years ended December 31, 2011 or 2010.

Subsequent Events — The Company evaluated for subsequent events through the issuance date of the Company’s financial statements.

Recent Accounting Pronouncements — The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In May 2011, FASB issued Accounting Standards Update No. 2011-04, “Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU 2011-04”).  ASU 2011-04 changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements to ensure consistency between U.S. GAAP and IFRS. ASU 2011-04 also expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance is to be applied prospectively.  The Company anticipates that the adoption of this standard will not materially expand its financial statement note disclosures.

In June 2011, FASB issued ASU No. 2011-05, “Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income” (“ASU 2011-05”), which amends current comprehensive income guidance.  This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity.  Instead, the Company must report comprehensive income in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements.  ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after December 15, 2011, with early adoption permitted.  The Company is reviewing ASU 2011-05 to ascertain its impact on the Company’s financial position, results of operations or cash flows as it only requires a change in the format of the current presentation.

In September 2011, the FASB issued ASU 2011-08, “Testing Goodwill for Impairment”, which allows, but does not require, an entity when performing its annual goodwill impairment test the option to first do an initial assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount for purposes of determining whether it is even necessary to perform the first step of the two-step goodwill impairment test. Accordingly, based on the option created in ASU 2011-08, the calculation of a reporting unit’s fair value is not required unless, as a result of the qualitative assessment, it is more likely than not that fair value of the reporting unit is less than its carrying amount. If it is less, the quantitative impairment test is then required. ASU 2011-08 also provides for new qualitative indicators to replace those currently used. Prior to ASU 2011-08, entities were required to test goodwill for impairment on at least an annual basis, by first comparing the fair value of a reporting unit with its carrying amount. If the fair value of a reporting unit is less than its carrying amount, then the second step of the test is performed to measure the amount of impairment loss, if any. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company adopted ASU 2011-08 during the first quarter of fiscal 2013. The adoption of ASU 2011-08 did not impact the Company’s results of operations or financial condition.

In December 2011, FASB issued Accounting Standards Update 2011-11, “Balance Sheet - Disclosures about Offsetting Assets and Liabilities” to enhance disclosure requirements relating to the offsetting of assets and liabilities on an entity's balance sheet. The update requires enhanced disclosures regarding assets and liabilities that are presented net or gross in the statement of financial position when the right of offset exists, or that are subject to an enforceable master netting arrangement. The new disclosure requirements relating to this update are retrospective and effective for annual and interim periods beginning on or after January 1, 2013. The update only requires additional disclosures, as such, the Company does not expect that the adoption of this standard will have a material impact on its results of operations, cash flows or financial condition.

In July 2012, the FASB issued ASU No. 2012-02, “Testing Indefinite-Lived Intangible Assets for Impairment”. The guidance allows companies to perform a “qualitative” assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary, similar in approach to the goodwill impairment test.

ASU 2012-02 allows companies the option to first assess qualitatively whether it is more likely than not that an indefinite-lived intangible asset is impaired, before determining whether it is necessary to perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired. Companies can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets or choose to only perform the quantitative impairment test for any indefinite-lived intangible in any period.

ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company is in the process of evaluating the guidance and the impact ASU 2012-02 will have on its financial statements.

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NOTE B—SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the years December 31, 2011 and 2010 is summarized as follows:

Cash paid during the years for interest and income taxes:

	2011	2010
Income Taxes	$--	$--
Interest	$29,537	$22,031

NOTE C—INCOME TAXES

The Company was incorporated under the laws of the Province of Ontario, Canada on February 25, 2010. All of its operations are in Canada. As such, the Company is not subject to U.S. federal income taxes.

Due to the operating loss carry forward and the inability to recognize an income tax benefit there from, there is no provision for current or deferred federal or provincial income taxes for the years ended December 31, 2011 and 2010.

The Company uses the asset and liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. There are no material timing differences and therefore no deferred tax asset or liability as of December 31, 2011 and 2010. There is a net operating loss carry forward as of December 31, 2011 of approximately $72,000.

The effective income tax expense for the years ended December 31, 2011 and 2010 are as follows:

	2011	2010

Current taxes	$0	$0
Deferred taxes	0	0
	$0	$0

NOTE D—BANK LOAN PAYABLE

The Company has a loan with BMO Bank of Montreal at an interest rate of 5.05%. The principal balance on this loan was $558,801 and $589,982 as of December 31, 2011 and 2010, respectively. Accordingly, the Company recorded interest expense of $29,537 and $22,031 during the years ended December 31, 2011 and 2010, respectively. The loan is secured by the building and improvements with a net book value of $999,710 and $1,012,769 at December 31, 2011 and 2010. This loan was paid off subsequent to year end and has no future minimum commitments beyond the year 2013.

NOTE E—CAPITAL STRUCTURE

As of December 31, 2011, the Company is authorized to an unlimited number of shares of common stock due to laws governed by the Province of Ontario with no stated par value per share. As of December 31, 2011, there were 3 common shares issued and outstanding.

NOTE F—CONCENTRATIONS AND RISKS

(a) Major Customers

The Company had two tenants from which the Company generated 100% of its revenues during the years ended December 31, 2011 and 2010, respectively. These tenants are related to the Company through common ownership.

(b) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash.

As of December 31, 2011 and 2010, substantially all of the Company’s cash and cash equivalents were held by financial institutions located in Ontario, Canada, which the Company’s management believes are of high credit quality.

The Company’s operations are carried out in Canada. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in Canada and by the general state of the local economy. The Company’s operations in Canada are subject to specific considerations and significant risks not typically associated with companies in the United States. The Company’s results may be affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

In addition, the Company is subject to risks common to companies in its industry, including, but not limited to, litigation, development of commercial real estate demand and dependence on key personnel.

NOTE G---RELATED PARTY TRANSACTIONS

The Company’s revenue is derived from rental income from two leases with related parties due to common ownership of businesses.

In addition, the Company also borrowed funds from the husband of the Company’s President for purchase of building held for lease, which was neither evidenced by any promissory note, nor bearing any interest. Instead, it was an oral agreement between the related party and the Company and due on demand. The balance due to related parties was $528,968 and $517,712 as of December 31, 2011 and 2010, respectively.

NOTE H---SEGMENTS

The Company determined that it do not operate in any material, separately reportable operating segments as of December 31, 2011 and 2010.

NOTE I---SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to December 31, 2011 to the date these financial statements were issued. In addition to the transactions disclosed below, the Company does not have other material subsequent events to disclose in these financial statements, except as follows:

Subsequent to December 31, 2011, the Company sold its building and related improvements to an unrelated party and simultaneously fully repaid its loan with BMO Bank of Montreal.